UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 26, 2008

ROCK OF AGES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29464	03-0153200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville Vermont	05654
(Address of principal executive offices)	(Zip Code)

(802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

 FORM 8-K

Item 2.02	Results of Operations and Financial Condition

The following information is being furnished by Rock of Ages as required by this Item 2.02 and shall not be deemed to be "filed" for the purposes of section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On February 26, 2008, Rock of Ages issued a press release regarding its results of operations for the fourth quarter and the year ended December 31, 2007.  A copy of the press release is furnished (not filed) as Exhibit 99.1 to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2008, the Board of Directors appointed Donald Labonte President and Chief Operating Officer of the Company.  As previously announced, Mr. Labonte, age 46, was appointed President/COO of the Quarry Division of the Company in October 2007 and since that time has served as Chief Operating Officer of both the Quarry and Manufacturing Divisions.  Mr. Labonte has been President and Chief Operating Officer of the Manufacturing Division since August 2002 and has been President of Rock of Ages Canada, Inc., a wholly owned subsidiary of the Company, since 1999.  From 1998 to 1999, he was Vice President/General Manager of Rock of Ages Canada, Inc.  From 1993 to 1998, Mr. Labonte was Director of Operations of Rock of Ages Canada, Inc.  From 1980 to 1993, Mr. Labonte held various positions in the manufacturing plant at Rock of Ages Canada, Inc.

Mr. Labonte's base compensation for 2008 will  not be changed from his level of base compensation in 2007.

There are no family relationships between Mr. Labonte and any director or executive officer of the Company.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	99.1	Press Release dated February 26, 2008

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ROCK OF AGES CORPORATION

 FORM 8-K

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: February 26, 2008	By: /s/ Laura Plude Laura A. Plude Vice President/Chief Financial Officer

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   Exhibit Index

Number	Description

99.1	Press Release dated February 26, 2008

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